PROMISSORY NOTE


$150,000.00                                                        July 15, 2004

            FOR VALUE RECEIVED, the undersigned CASAU Group, Inc., a Florida Corporation whose address is 4770 Biscayne Blvd., Suite 1470, Miami, Florida 33137 ("Maker") agrees to pay to the order of Anmore, Inc., a Florida Corporation whose address is 4770 Biscayne Blvd., Suite 1470, Miami, Florida 33137 ("Holder"), the principal sum of One Hundred and Fifty and 00/100 ($150,000.00) Dollars without interest. Payment on such sum must be made to Maker in ten (10) equal consecutive monthly payments of $15,000 each commencing January 15, 2005 to be paid in lawful money of the United States, at 4770 Biscayne Blvd., Suite 1470, Miami, Florida 33137 or at such other place as Holder may designate. The principal balance of $150,000.00, shall be repaid in full on or before October 15, 2005.

         Maker hereby waives presentment, demand, notice, protest, the benefit of any homestead exemption law of any state and all other formalities in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure by Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Holder of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

         If Maker fails to make payments required hereunder and such failure to pay continues for a fifteen (15) day period after the payment is due, it shall constitute a default under this Note.

         Upon the occurrence of any default under this Note, Holder shall provide written notice to Maker of such default. If Maker fails to cure such default within ten (10) days after receipt of Holder's notice, the entire balance of this Note shall be immediately due and payable.

         This Note shall be binding upon, and inure to the benefit of Maker, Holder and their respective successors and assigns.

         This Note shall be construed and governed by the laws of the State of Florida. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

ATTEST:                                     CASAU GROUP, INC.



                                            By: /s/ Irela Castillo
----------------------------                --------------------------------


ARREST                                      ANMORE, INC.



                                            By: /s/ Giorgio Saumat
----------------------------                --------------------------------